Exhibit 99.1

[ANALEX CORPORATION LOGO APPEARS HERE]		NEWS RELEASE

5904 Richmond Highway Suite 300 Alexandria, Virginia 22303 Tel: (703) 329-9400 Fax: (703) 329-8187 www.analex.com	Release:	IMMEDIATE
	For:	ANALEX CORPORATION
(Symbol: NLX)

Contact: Amber Gordon (703) 329-9400

ANALEX ANNOUNCES ELECTION OF TWO DIRECTORS

Alexandria, VA, April 13, 2005 – Analex Corporation (Amex: NLX) today announced that Rear Admiral U.S. Navy (retired) Daniel P. March and Peter C. Belford, Sr. have been elected to the Board of Directors. This returns the number of directors on the Analex board to nine, five of whom are “independent” as defined by American Stock Exchange and SEC criteria. Mr. Belford stepped down from the board last month to enable the company to remain in compliance with the Amex requirement for a majority of independent directors during the search for RADM March, who replaces former director Keith Kellogg.

Analex Chairman and CEO, Sterling Phillips, stated, “Analex is delighted to have Dan March join the board. Dan’s distinguished career includes senior leadership positions in the U.S. Navy and the National Reconnaissance Office (NRO), two of Analex’s largest customers. Since his retirement from the Navy, Dan has continued to serve as a consultant to defense and intelligence agencies, enabling him to bring the customer’s perspective to the boardroom.” Commenting on the re-election of Mr. Belford, Mr. Phillips said, “Pete Belford has served on the Analex board since 2001 and has been a key contributor to all that we have accomplished. He is an experienced and capable federal contracting executive and a valuable asset to Analex.”

ABOUT DANIEL MARCH

Mr. March retired from the U.S. Navy as a Rear Admiral and serves as an independent consultant to the U.S. Department of Defense, U.S. Navy and the Intelligence Community. During Mr. March’s 34-year military career, he served as Commander, Seventh Fleet, where he commanded the Arabian Gulf Battle Force during Desert Shield/Storm. His extensive experience with the Intelligence Community includes positions as Deputy Director for Military Support for the National Reconnaissance Office (NRO), Deputy Director—J-3 National Systems Support for the Joint Chiefs of Staff and Director of the Defense Support Project Office. He also serves on the Board of Directors of the National Correlation Working Group, a non-profit organization focused on technology to support the Intelligence Community and the war fighter. Mr. March received a B.S. in Naval Science from the United States Naval Academy and an M.S. in Management from the United States Naval Post Graduate School.

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ANALEX: Welcomes March and Belford to Board of Directors	Page 2
April 13, 2005

ABOUT PETER BELFORD

Mr. Belford was President of the former Analex Corporation from 2000 until it merged with the Company in November 2001. From 1997 through 2000, he held the position of Senior Vice President for Federal Data Corporation, a government information technology services provider, and from 1985 to 1997 founded and served as President and Chief Operating Officer of NYMA, Inc., a federal contractor. Prior to these positions, Mr. Belford served 13 years as Vice President of Computer Sciences Corporation, a leading Federal professional services firm.

ABOUT ANALEX

Analex (www.analex.com) specializes in providing intelligence, systems engineering and security services in support of our nation’s security. Analex focuses on developing innovative technical approaches for the intelligence community, analyzing and supporting defense systems, designing, developing and testing aerospace systems and providing a full range of security support services to the U.S. government. Analex stock trades on the American Stock Exchange under the symbol NLX. Analex investor relations can be reached at amber.gordon@analex.com or 703-329-9400 x311.

PLEASE NOTE:    Except for the historical information contained herein, this press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. These forward-looking statements may be identified by reference to a future period by use of forward-looking terminology such as “anticipate,” “expect,” “could,” “intend,” “may” and other words of a similar nature. There are certain important factors and risks that could cause results to differ materially from those anticipated by the statements contained herein. Such factors and risks include business conditions and growth / consolidation in the government contracting, defense and intelligences arenas and in the economy in general. Competitive factors include the pressures toward consolidation of small government contracts into larger contracts awarded to major, multi-national corporations; and the Company’s ability to continue to recruit and retain highly skilled technical, managerial and sales/marketing personnel. Other risks may be detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Analex undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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